Portions of this exhibit have been redacted because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed

AMENDMENT TO THE ADVISORS SERIES TRUST FUND SERVICING AGREEMENT

THIS AMENDMENT dated as of August 1, 2024 (the "Effective Date"), to the Fund Servicing Agreement, dated as of December 22, 2021, as amended (the "Agreement"), is entered into by and between ADVISORS SERIES TRUST, a Delaware statutory trust (the "Trust") on behalf of its separate series, and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company ("F1md Services").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties have previously entered into an Amended and Restated Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended (the "Administration Agreement"), a Fund Accounting Agreement, dated June 8, 2006, as amended (the "Accounting Agreement"), and a Transfer Agent Servicing Agreement, dated June 8, 2006, as amended (the "Transfer Agent Agreement");

WHEREAS, the parties desire to amend the fee schedule in the Agreement for Poplar Forest Capital, LLC, and

WHEREAS, Section 13(F) of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.The Exhibit for Poplar Forest Capital, LLC attached hereto is hereby added to the Agreement.
2.Exhibit T to the Administration Agreement is hereby superseded aud replaced by the Exhibit for Poplar Forest Capital, LLC attached hereto.
3.Exhibit T to the Accounting Agreement is hereby superseded and replaced by the Exhibit for Huber Poplar Forest Capital, LLC attached hereto.
4.Exhibit S to the Transfer Agent Agreement is hereby superseded and replaced by the Exhibit for Poplar Forest Capital, LLC attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

1

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the effective date.

ADVISORS SERIES TRUST	U.S. BANK N.A.

By: /s/ Jeff Rauman	By: /s/ Gregory Farley
Name: Jeff Rauman	Name: Gregory Farley
Title: President	Title: Sr. Vice President

2

ADVISOR SERIES TRUST
Servicing Agreement
Exhibit for Poplar Forest Capital, LLC

Name of Series

Poplar Forest Partners Fund Poplar Forest Cornerstone Fund

Fund Start-up & Registration Services Project Fee Schedule

Regulatory Administration Services
New fund launch - $[ ] per fund or as negotiated
Additional projects such as new share class launch, multi-managed funds, SEC exemptive order applications, expedited filings, asset conversion, and proxies - as negotiated based upon specific requirements

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, if necessary Federal and state filing fees
Expenses from Board of Trustee meetings Third party auditing and legal expenses
EDGAR/iXBRL filing (may be charged by third-party or U.S. Bank) All other Miscellaneous expenses

Fund startup and registration service fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC.

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule

Annual Fee Based Upon Average Net Assets of the Fund Complex* [ ] basis points on the first $[ ] million
[ ] basis points on the next $[ ] million 4 basis points on the balance

Minimum Annual Fee: $[ ] per fund

Additional fee of $[ ] for each additional class, and/or Controlled Foreign Corporation (CFC) Additional fee of $[ ] per manager/sub-advisor per fund
Additional fee of $[ ] for each intraday NAV calculations in excess of one strike per day

Services Included in Annual Fee Per Fund

Advisor Information Source - On-line access to portfolio management and compliance information. Daily Performance Reporting - Daily pre and post-tax fund and/or sub-advisor performance reporting.
U.S. Bank Regulatory Administration (e.g., annual registration statement update)
Core Tax Services - See Additional Services Fee Schedule

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.

3

Data Services
Pricing and Security Setup Services

For daily pricing, setup, and maintenance of each security (estimated [ ] pricing days annually)

$[ ] - Domestic Equities, Options, ADRs
$[ ]- Listed Equity Instruments and rates including but not limited to: Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$[ ] - Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and
Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
$[ ] - Higher Tier Cost Fixed Income Instruments including but not limited to: GMO and Asset Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
$[ ] - Bank Loans
Derivative Instruments are generally charged at the following rates:
o$[ ] - Interest Rate Swaps, Foreign Currency Swaps
o$[ ] - Swaptions
o$[ ] - Credit Default Swaps
$[ ] - lntraday money market funds pricing, up to [ ] times per day
$[ ] per Month Manual Security Pricing (>[ ] per day)

Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees.
Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action and Factor Services (security paydown & prepayment time series)

$[ ] per Foreign Equity Security per Month for Corporate Action Services
$[ ] per Domestic Equity Security per Month for Corporate Action Services
$[ ] per CMO and Asset Backed Security per Month for Factor Services
$[ ] per Mortgage-Backed Security per Month for Factor Services

Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$[ ] per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)

All Data Service charges are subject to change based on cost increases from underlying data providers.
SEC Modernization Requirements
Form N-PORT -$[ ] per year, per Fund Form N-CEN - $[ ] per year, per Fund

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal

4

and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax a-filing, PFIC monitoring, conversion expenses (if necessary)
and travel related costs.

5

Additional Services

Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing, Section 15(c) reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).
* Subject to annual CPI increase -All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly.

Transfer Agent, Shareholder & Account Services Fee Schedule
Annual Service Charges to the Fund*

Base Fee per CUSIP

$[ ] for first and second CUSIP in Fund Complex
$[ ] each additional class CUSIP in Fund Complex

6

NSCC Level 3 Accounts No-Load Fund Accounts Load Fund Accounts
Closed (zero balance) Accounts Daily Accrual Fund Accounts
Activity Charges

Manual Shareholder Transaction Omnibus Account Transaction Correspondence
Telephone Calls Voice Response Calls

Implementation Charges Subsequent CUSIP Setup Miscellaneous Expenses

$[ ] per open account
$[ ] per open account
$[ ] per open account
$[ ] per closed account
$[ ] per open account

$[ ] /transaction
$[ ] /transaction
$[ ] /transaction
$[ ] /minute
$[ ] /call

$[ ] /each additional CUSIP

7

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

8

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, CUSIP setup, CTI reporting, sales reporting & Rule 22c-2 reporting (MARS), electronic statements (lnforma), EConnect Delivery, Shareholder Call review analysis, statement support, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.

* Subject to annual CPI increase -All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following    the month during which such account is closed.

Additional Services Fee Schedule
Third-Party Agent Domestic Securities Lending Support*+
•$[ ] implementation fee per Trust per Third-Party Agent Lender
•Annual Base Fee $[ ] per Trust per Third-Party Agent Lender
•Plus Transaction fees

Third-Party Agent Portfolio Transaction Fees+
•$[ ] - transaction fee will be assessed for each loan, return, and reallocation transactions (loan/return)
+ Each Third-Party Agent Lender will be invoiced directly

*Subject to annual CPI increase -All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Trust Chief Compliance Officer (CCO) Services Annual Fee Schedule
•$[ ] for the first fund (subject to Board approval}
•$[ ] for each additional fund 2-5 (subject to change based on Board review and approval)
•$[ ] for each fund over 5 funds
•$[ ] per sub-adviser per fund (capped at $[ ] per sub-adviser over the fund complex)
•For more than one fund, fees will be aggregated and allocated equally.

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.

9

* Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

Fees are calculated pro rata and billed monthly.

Fund Administration & Portfolio Compliance
Additional Services Fee Schedule
Transfer In-Kind
•Tax Free Transfer In-Kind Cost Basis Tracking* - $[ ] per sub-account per year

Daily Compliance Services
■$ [ ] per fund group per year - Base fee

Offering	Price per Fund per Month*
Limited Derivatives User	$[ ]
Full Derivatives User (no OTC derivatives)	$[ ]
Full Derivative User (with 1-5 OTC derivatives)	$[ ]
Full Derivative User (with 5 or more OTC derivatives)	$[ ]
Closed Fund Data Maintenance Fee	$[ ]
■Additional fee of $[ ] per fund per year (first fund included in base fee) SEC Derivatives Rule 18f-4 Confluence Technologies Offering

*Additional fees may apply from index providers

Section 15(c) Reporting
•$[ ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
•Additional 15(c) reporting is subject to additional charges
•Data source - Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client.

Fees for Special Situation:

10

•Fee will be accessed.

Rule 2a-5 Supplemental Services:
■

Percentage of individual level 2 instruments held by    Monthly Fee for Such Fund1
a Fund

1 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from USBGFS' chosen comparison third-party pricing source. The Fund may choose to perform

11

5% or less	$[ ]
More than 5% but less than 25%	$[ ]
25% or more	$[ ]
■
•Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to USBGFS' ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental
Services may, in USBGFS' sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.

Digital Board Materials:

Comprehensive Digital Services

Comprehensive Diaital Services
Description	Annual Price[1] (USDI
Base Fee	$[ ]
Per User Fee[2]	$[ ]
Per Seoarate Committee[3] Fee	$[ ]

1 Subject to an annual increase, provided that the annual increase will not exceed 4.5% through October 2025

2 A committee consists of a separate space on Diligent's board portal that can be used to host and organize materials outside of the main board meeting, such as audit committees, governance committees, and executive committees.

Light Digital Offering

REDACTED

Customized delivery of data:
TBD

TSR Pricing'
$[ ] per year per fund for the first class plus

$[ ] per year per class after the first class

comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

12

1.Subject to annual "Consumer Price Index (CPI) increase - All Urban Consumers - U.S. City Average" index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).

13

Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form 8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend Estimates (Limited to two).

Optional Tax Services
•Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) - $[ ] per year
•Additional Capital Gain Dividend Estimates - (First two included in core services) - $[ ] per additional estimate
•State tax returns - (First two included in core services) - $[ ] per additional return Tax Reporting - MLP C-Corporations
Federal Tax Returns
•Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis)-$ [ ]
•Prepare Federal and State extensions (If Applicable)- Included in the return fees
•Prepare provision estimates - $[ ] Per estimate

State Tax Returns
•Prepare state income tax returns for funds and blocker entities - $[ ] per state return
•Sign state income tax returns - $[ ] per state return
•Assist in filing state income tax returns - Included with preparation of returns
•State tax notice consultative support and resolution - $[ ] per fund

ESG Compliance Reporting Services
•Monthly Investor Transparency Reporting $[ ] per annum per fund.

Global Fund Services will provide a portfolio level ESG risk rating - across several criteria - to either the investment manager or the underlying investors as needed monthly. The ESG risk rating will be derived from leading market vendor data received in respect of those equity or equity derived portfolio investments where the corresponding risk data can be sourced. The risk rating will be assigned at a portfolio level based on its month end holdings and will be expressed as either a percentage of Net Asset Value or as a percentage of total portfolio holdings.

14

Transfer Agent & Shareholder Services
Additional Services Fee Schedule
Charges Paid by investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:

Qualified Plan Fees
•$[ ] per qualified plan account or Coverdell ESA account (Cap at $30.00 per SSN)
•$[ ] per transfer to successor trustee
•$[ ] per participant distribution (Excluding SWPs)
•$[ ] per refund of excess contribution
•$[ ] per reconversion/recharacterization

Additional Shareholder Paid Fees
•$[ ] per outgoing wire transfer or overnight delivery
•$[ ] per telephone exchange
•$[ ] per return check or ACH or stop payment
•$[ ] per statement year requested per account (This fee applies to research requests for statements older than the prior year)

Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user .interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.
•Implementation
•$[ ] per fund group, Inquiry only- no transaction capabilities
•$[ ] per fund group, base transactional and maintenance functionality Three year minimum term

II

lnforma Shareholder Electronic Statement Services

Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations and send notification to consented shareowners of a new document to view.
•Document Loading, Storage, and Access - $[ ] per statement
•Document Consent Processing, Suppression, and Notification - $[ ] per suppressed statement
•Development & Implementation of Electronic Confirm Statements - $[ ] initial setup fee

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
•Document Loading, Storage, and Access - $[ ] per statement
•Document Consent Processing, Suppression, and Notification - $[ ] per suppressed statement
•Development & Implementation of Electronic Investor Statements - $[ ] initial setup fee

Electronic Tax Preparation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
•Document Loading, Storage, and Access - $[ ] per statement
•Document Consent Processing, Suppression, and Notification - $[ ] per suppressed statement
•Development & Implementation of Electronic Tax Statements - $[ ] initial setup fee

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
•Document Consent Processing, Suppression, and Notification - $[ ] per suppressed statement
•Development & Implementation of Electronic Compliance Documents - $[ ] initial setup fee

Related Digital Investor Fees
•View Consent Enrollment - $[ ] per transaction
•Consent Enrollment - $[ ] per transaction
•View Statements - $[ ] per view

Notes:
•Statements presented as PDF documents
•Statements will be loaded for all accounts, regardless of consent
•Three year minimum term
•Storage for two years included in Document Loading, Storage and Access fee. Archive fee of
$[ ] per document per year for three years and greater, if desired Digital Investor customization charges apply

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
•Base Fee Per Management Company - file generation and delivery - $[ ] per year
•Per Record Charge
•Rep/Branch/ID - $[ ]
•Dealer-$[ ]
•Price Files - $[ ] per record or $[ ] per user per month, whichever is less

12

Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.
•Account inquiry
•Inquiry - $[ ] per event
•Vision ID - $[ ] per month per ID
•Transaction Processing*
•Implementation Fee - $[ ] per Management Company
•Transaction - purchase, redeem, and exchange - $[ ] per event
•Monthly Minimum Charge - $[ ] per month
•Electronic Statements*
•Implementation- $[ ] per fund group
•Load charges-$[ ] per image
•Archive charge (for any image stored beyond 2 years)-$ [ ] per document
*Vision ID and event charges also apply.
•Threatmetrix Services:

REDACTED

Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
•$[ ] per Email

Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.
•STAT -Statement and Tax Form Storage & Retrieval
•Setup: $[ ] per user
•Support: $[ ] per user per month

Additional Data Delivery Services
•Ad Hoc/PowerSelect File Development
•Standard ad-hoc select: $[ ] per file
•Custom coded data for recurring, scheduled delivery: $[ ] per hour consultation and programming development
•Support: $[ ] per file per month for recurring files/reports scheduled for delivery.
•Recurring files scheduled for delivery via Pivot or Managed File Services.
•Custom Electronic File Exchange (MFS delivery of standard TIP files)
•Setup: $[ ] one-time fee
•Support: $1[ ] per file per month

Chat Services
•Implementation Fee - $[ ]
•Monthly Fee - $[ ] per month
•Per Chat Fee - $[ ] per chat or $[ ] per minute of chat

13

Virtual Assistant
•$[ ] Implementation Fee
•$[ ] per month administration fee

Electronic Form Delivery and Signature Capture
•Implementation fee - $[ ] (includes [ ] forms)
•Additional setup fee - $[ ] for each additional form and email template
•Form and fund logo modifications - $[ ] per form, $[ ] per updated Fund Logo
•Monthly minimum fee - $[ ] per month
•Per electronic envelope Fee - $[ ]

Recordkeeping Application Access
•Internet VPN - Infrastructure to allow for application accessibility to host systems and file transfers
•$[ ] implementation
•$[ ] per month
•Physical Network - Infrastructure to allow for application accessibility to host systems and file transfers
•Cost varies depending upon location and bandwidth
•TA2000 3270 Emulation (Mainframe Green Screen) -Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
•$[ ] implementation
•$[ ] per ID per month
•TA2000 Desktop (Graphic User Interface to the TA2000 Mainframel -Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
•$[ ] implementation
•$[ ] per ID per month
•TA2000 SmartDesk (Web Application to TA2000 Mainframe) -Account inquiry only.
•$[ ] implementation
•$[ ] per ID per month
•Automated Work Distributor (AWD) - Image and workflow application.
•$[ ] implementation
•$[ ] per ID per month
•Same Day Cash Management (SDCM) - Fund level transaction and cash reporting.
•$[ ] implementation
•$[ ] per ID per month
•PowerSelect- SQL database used for ad hoc reporting from the shareholder recordkeeping system.
•$[ ] per month

Programming Services
•$[ ] per hour (subject to change)
•Charges incurred for customized services based upon fund family requirements including but not limited to:
•Fund setup programming (transfer agent system, statements, options, etc.)
•Customized service development
•Voice response system setup (menu selections, shareholder system integration, testing, etc.)
•All other client specific customization and/or development services

Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.

14

•$[ ] per direct open account per year

15

Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
•$[ ] setup per fund group
•$[ ] per month administration
•$[ ] per received email correspondence

Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
•$[ ] per fund group per month

CTI Reporting
,    Integrated custom detailed call reporting - $[ ] per monthly report Literature Fulfillment Services
■Account Management/Database Administration
•$ [ ] per month
•$ [ ] per SKU - Receiving
•$ [ ] per order - Order Processing
•$ [ ] per month per location - Skid Storage
•$ [ ] per SKU - Disposal

■Inbound Teleservicing Only
•$ [ ] per month Account Management (OR)
•$ [ ] per call, Call Servicing

■Lead Source Reporting
•$ [ ] per month

■Closed Loop Reporting
•$ [ ] per month, Account Management
•$ [ ] per fund group, Database Installation, Setup

■Miscellaneous Expenses
Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
•$[ ] per Month

Fund Event Services
•Programming & File Delivery - $[ ]/hour
•Project Management/Analysis-$[ ]/hour
•Account Data Retention - $[ ]/account/month until purged*
•CUSIP Data Retention - $[ ]/CUSIP/month until purged*

*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer

16

Agent). FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.

17

CUSIP Setup
•CUSIP Setup beyond the initial CUSIP - $[ ] per CUSIP
•Expedited CUSIP Setup - $[ ] per CUSIP (Less than 35 days)

Fund Characteristic Change
•Fund Name Change - $[ ] per fund/ per change
•Fund CUSIP Change - $[ ] per fund/ per change MARS Sales Reporting & Compliance Services
Standard MARS Implementation Cost
•$[ ]- $[ ] MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)
Standard MARS Products & Services (Monthly lees)
•$[ ] MARS Sales & Compliance Reporting (Includes 1 Sale & 1 Compliance Users)
•$[ ] MARS Sales Reporting (Includes 1 Sales Users)
•$[ ] MARS 22c-2 Compliance (Includes 1 Compliance Users)
Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial four dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $50 per month.
Standard MARS System Setup & Implementation Costs

•	$[ ]-	Custom Data Interface
•	$[ ] -	OmniSERV Setup ($250 Monthly Maintenance Fee)
•	$[ ]-	Standard DCIO Interface Setup ($250 Monthly Maintenance Fee)
•	$[ ]-	Standard Interface Setup ($250 Monthly Maintenance Fee)
•$[ ] - SalesForce.com Integration (if added after initial MARS implementation)

•$[ ] -Additional OmniSERV Interface ($250 Monthly Maintenance Fee) Standard MARS Licenses (Monthly Fee Per User)
•$[ ] - Sales Reporting
•$[ ] - 22c-2 Compliance
•$[ ] -CRM
•$[ ]-SFDC
MARS Training (in-person):
•$[ ] /day plus travel and out-of-pocket expenses.

Dala scrubbing/Transaction cleaning (daily cleaning of firm, office and rep informalion):

Transaction cleaning Fees:

18

Item Description	Monthly cleaning fees
Monthly Transactions O - 5K	[ ]
Monthly Transactions 5K - 7.5K	[ ]
Monthly Transactions 7.5K - IOK	[ ]

19

Monthly Transactions 10K-15K	[ ]
Monthly Transactions ISK - 20k	[ ]
Monthly Transactions 20k - 40k	[ ]
Monthly Transactions 40k - 60k	[ ]
Monthly Transactions 60k - 80k	[ ]
Monthly Transactions 80k - IOOk	[ ]
Monthly Transactions 1OOk - 120k	[ ]
Monthly Transactions 120k - 140k	[ ]
Monthly Transactions 140k - 160k	[ ]
Monthly Transactions 160k - 180k	[ ]
Monthly Transactions 180k - 200k	[ ]
Monthly Transactions 200k - 220k	[ ]
Monthly Transactions 220k - 240k	[ ]
Monthly Transactions 240k - 260k	[ ]
Monthly Transactions 260k - 280k	[ ]
Monthly Transactions 280k - 300k	[ ]
Monthly Transactions 300k-320k	[ ]
Monthly Transactions 320k-340k	[ ]
Monthly Transactions 340k-360k	[ ]
Monthly Transactions 360k-380k	[ ]
Monthly Transactions 380k-400k	[ ]
Monthly Transactions 400k-420k	[ ]
Monthly Transactions 420k-440k	[ ]
Monthly Transactions 440k-460k	[ ]
Monthly Transactions 460k-480k	[ ]
Monthly Transactions 480k-500k	[ ]
Monthly Transactions 500k-520k	[ ]
Monthly Transactions 520k-540k	[ ]
Monthly Transactions 540k-560k	[ ]
Monthly Transactions 560k-580k	[ ]
Monthly Transactions 580k-600k	[ ]
Monthly Transactions 600K-620k	[ ]
Monthly Transactions 620k-640k	[ ]
Monthly Transactions 640k-660k	[ ]
Monthly Transactions 660k-680k	[ ]
Monthly Transactions 680k-700k	[ ]
Monthly Transactions 700k-720k	[ ]
Monthly Transactions 720k-740k	[ ]
Monthly Transactions 740k-760k	[ ]

20

Monthly Transactions 760k-780k	[ ]
j Monthly Transactions 780k-800k [ ]

21

Monthly Transactions 800k-820k	[ ]
Monthly Transactions 820k-840k	[ ]
Monthly Transactions 840k-860k	[ ]
Monthly Transactions 860k-880k	[ ]
Monthly Transactions 880k-900k	[ ]
Monthly Transactions 900k-920k	[ ]
Monthly Transactions 920k-940k	[ ]
Monthly Transactions940k-960k	[ ]
Monthly Transactions 960k-980k	[ ]
Monthly Transactions 980k-lm	[ ]

Additional Products & Services (Quoted Separately):
CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), Profiling, Market Metrics, Team Buying Units and RIA Monthly Load.

The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ
MARS Lite Implementation Cost - Eligibility Based on AUM and Transaction Size:
•$[ ] - MARS Lite Base Sales Reporting Only (Includes up to one year of historical DST/TA2000 data)
MARS Lite Products & Services (Monthly fees):
•$[ ] MARS Sales & Compliance Reporting
•$[ ] MARS Sales Reporting Only
•$[ ] MARS 22c-2 Compliance Only

Once an AUM of $[ ] has been reached client must transition to a Standard MARS environment. Additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial two dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $50 per month. No CRM real-time integration.
There is no system access with MARS Lite.

MARS Lite System Setup & Implementation Costs (One-time fee):
•$[ ] - Custom Data Interface
•$[ ] -Additional OmniSERV Setup ($250 Monthly)

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•$[ ] - Standard DCIO Interface Setup ($250 Monthly)
•$[ ] - Standard Interface Setup ($250 Monthly)

Da!a scrubbing/Transaction cleaning {daily cleaning of firm, office and rep information):

Transaction cleaning Fees:

REDACTED

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redacted

The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ. To qualify for MARS Lite a fund's AUM must be under one billion dollars. Once a client has reached and AUM of $1 billion in the MARS Lite environment a separate Work Order will be required to transition to a Standard MARS environment. There may be fees associated with this transition.

Advisor's Signature below acknowledges approval of the fee schedules on this Exhibit.

Poplar Forest Capital, LLC

By: /s/ J. Dale Harvey
Printed Name: J. Dale Harvey
Title: CEO
Date: 9/16/24

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